UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Recursion Pharmaceuticals, Inc. (the “Company”) held its 2023 annual meeting of stockholders (“Annual Meeting”) on June 16, 2023.

At the Annual Meeting, the Company’s stockholders voted on the following proposals, each of which is described in more detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”):

Proposal 1: The stockholders elected as Class II directors the two individuals listed below to serve until the Company’s 2026 annual meeting of stockholders, or until their respective successors are duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Terry-Ann Burrell, M.B.A.	163,422,186	17,466,457	29,965,701
Christopher Gibson, Ph.D.	169,410,560	11,478,083	29,965,701

Proposal 2: The advisory resolution to approve executive compensation, as disclosed in the Proxy Statement, was approved, with the following votes cast:

For	Against	Abstain	Broker Non-Votes
178,827,946	1,734,461	326,236	29,965,701

Proposal 3: The advisory vote on the frequency of the advisory vote on executive compensation favored an annual vote, with the following votes cast:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
180,126,697	17,141	598,617	146,188	29,965,701

Proposal 4: The appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2023 was ratified, with the following votes cast:

For	Against	Abstain
210,585,521	71,005	197,818

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 20, 2023.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer